665 North Owl Drive, Sarasota, Florida 34236

December 16, 2016

To:

Gary Macleod

Alphapoint Technology, Inc.

Dear Gary,

As you know, I have been heavily involved in business interests in Europe during 2016.

The political situation in the UK means that a short term change in these circumstances is unlikely and so with regret I feel should stand down from the Board and resign from the role as CFO of Alphapoint Technology, Inc., effective December 23rd.

With best wishes to you, and the shareholders,

/s/Geoff Bicknell

Geoff Bicknell